Exhibit 5.2
(313) 465-7000
Honigman Miller Schwartz and Cohn LLP	Fax: (313) 465-8000
Attorneys and Counselors	www.honigman.com

May 17, 2007

Georgia Gulf Corporation

Georgia Gulf Lake Charles, LLC

Georgia Gulf Chemicals & Vinyls, LLC

Great River Oil & Gas Corporation

Rome Delaware Corporation

Royal Plastics Group (USA) Limited

Plastic Trends, Inc.

Roybridge Investment (USA) Limited

c/o Georgia Gulf Corporation

115 Perimeter Center Place

Suite 460

Atlanta, Georgia 30346

Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Michigan counsel to Plastic Trends, Inc., a Michigan corporation (the “Michigan Subsidiary Guarantor”), in connection with (i) the offers to exchange (the “Exchange Offers”) up to $500,000,000 principal amount of 9.5% Senior Notes due 2014 (the “Exchange Senior Notes”) for outstanding 9.5% Senior Notes due 2014 (the “Senior Notes”) and up to $200,000,000 principal amount of 10.75% senior subordinated notes due 2016 (the “Exchange Senior Subordinated Notes,” and together with the Exchange Senior Notes, the “Exchange Notes”) for outstanding 10.75% senior subordinated notes due 2016 (the “Senior Subordinated Notes,” and together with the Senior Notes, the “Outstanding Notes”), and (ii) the prospectus (the “Prospectus”) contained in the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission by Georgia Gulf Corporation, a Delaware corporation (the “Company”), for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the “Act”). The Senior Notes have been, and the Exchange Senior Notes will be, issued pursuant to an Indenture, dated as of October 3, 2006, as supplemented by the First Supplemental Indenture, dated as of April 24, 2007 (the “Senior Note Indenture”), among the Company, the Subsidiary Guarantors (as defined below) and LaSalle Bank, as trustee (the “Trustee”). The Senior Subordinated Notes have been, and the Exchange Senior Subordinated Notes will be, issued pursuant to an Indenture, dated as of October 3, 2006, as supplemented by the First Supplemental Indenture, dated as of April 24, 2007 (the “Senior Subordinated Note Indenture,” and together with the Senior Note Indenture, the “Indentures”), among the Company, the Subsidiary Guarantors and the Trustee. The Outstanding Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed (the “Guarantees”) by each of Georgia Gulf Lake Charles, LLC, Georgia Gulf Chemicals &

Vinyls, LLC, Great River Oil & Gas Corporation, Rome Delaware Corporation, Royal Plastics Group (USA) Limited and Roybridge Investment (USA) Limited, each organized under the laws of the State of Delaware, and the Michigan Subsidiary Guarantor (collectively, the “Subsidiary Guarantors”).

In so acting, we have considered such matters of law and of fact, and have relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below.

Based on the foregoing, we are of the opinion that, assuming due authorization, execution and delivery of the Indentures and the Exchange Notes by the Trustee, when the Exchange Notes, substantially in the form as set forth in the Indentures, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indentures and duly delivered in exchange for the Outstanding Notes in accordance with the Exchange Offers in the manner described in the Registration Statement, the Guarantees of the Michigan Subsidiary Guarantor will constitute valid and binding obligations of the Michigan Subsidiary Guarantor, except to the extent such obligations may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights generally, or by equitable principles, whether such principles are considered in a proceeding at law or in equity.

Our opinions expressed above are limited to the laws of the State of Michigan, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement filed by the Company to effect the registration of the Exchange Notes under the Act. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP
HONIGMAN MILLER SCHWARTZ AND COHN LLP

RZK/NHB

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Detroit • Lansing • Oakland County • Ann Arbor